                                                                   EXHIBIT 10.23

                        EMPLOYMENT TERMINATION AGREEMENT

           AGREEMENT, dated as of June 17,1996, between BIG V SUPERMARKETS, INC., a New York corporation (the "Company"), BIG V HOLDING CORP., a Delaware corporation ("Holding"), and Gary S. Koppele ("Koppele").

                              PRELIMINARY STATEMENT

           Koppele served as Senior Vice President Administration, Treasurer and Chief Financial Officer and a Director of Holding and the Company through December 31, 1995 pursuant to an Employment Agreement dated December 28, 1990 (the "Employment Agreement") and, thereafter, was employed by Holding and the Company on an "at will" basis. Koppele was terminated without Cause as an employee of the Company and Holding effective April 3, 1996.

           Koppele owns 32,593.20 shares of Holding's Common Stock through GSK, Inc. (the "Koppele Shares"). Koppele also has vested options to acquire 380 shares of the Company's Common Stock (the "Vested Options"), and unvested options to acquire 7,229 shares of Common Stock (the "Unvested options"), all of which were granted to him pursuant to the Big V Holding Corp. 1990 Time Accelerated Restricted Stock Option Plan.

           In order to settle any and all claims between Koppele, the Company, Holding, and their directors, officers and employees for all matters relating to or arising out of such employment and such termination, and to provide for the Koppele Shares and the Vested Options and the Unvested Options, the parties mutually agree to the terms and conditions expressly set forth herein.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
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           1. Resignations. Koppele resigns as Senior Vice President
              ------------
Administration, Treasurer and Chief Financial Officer, as a Director of Holding and the Company, and as a director or officer of any subsidiary of Holding or the Company, effective April 3, 1996.

           2. Monthly Severance Payments. The Company shall pay Koppele twelve
              --------------------------
(12) consecutive monthly payments through April 30, 1997 in the amount of $14,333.33 each. The amount of these severance payments to Koppele shall be reduced by any compensation earned (whether paid on a current or deferred basis) by Koppele during such 12-month period from any entity or person. Although it is understood that Koppele shall not be obligated to seek other employment to entitle him to receive such severance payments, Koppele shall be obligated, as a condition to receipt of such payments, to inform the Company monthly in writing of the amount of compensation, if any, he received during the previous month and the amount, if any, be expects to receive during the current month. Koppele represents that he has received no such compensation since April 3, 1996. The monthly payments for May and June 1996 shall be made to Koppele eight days after the execution and delivery by him of the Agreement and the Release. The monthly payments for July 1996 through April 1997 shall be made in semi-monthly installments in arrears and subject to withholding and other applicable taxes. Koppele waives any rights to receive any bonus from Holding or the Company for the fiscal year ended December 31, 1995 or any other periods.

           3. Weeks of Accrued Vacation. The Company has paid Koppele for four
              -------------------------
weeks of accrued vacation time, less the number of vacation days Koppele took during 1996.

           4. Health and Life Insurance. The Company shall continue to provide
              -------------------------
Koppele group health, dental and vision insurance coverage through the earlier of April 30,


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1997 and the date on which Koppele is eligible for such insurance benefits by reason of being employed by another employer. The Company shall maintain the life insurance policy currently held by the Company on Koppele's life (the "Policy") through the earlier of April 30, 1997 and the date Koppele is eligible for such insurance by reason of being employed by another employer. On and after May 1, 1997, Koppele, at his expense, shall be entitled to elect to continue his coverage under the Company's group medical plans in accordance with this rights under the Consolidated Omnibus Budget Reconciliation act of 1985. At Koppele's request made prior to May 1, 1997, and to the extent permitted, the Company shall transfer to Koppele the Policy and upon such transfer Koppele shall be responsible for the payment of all premiums and other charges.

           5. Automobile. In consideration of Koppele's return of the automobile
              ----------
leased by the Company for the benefit of Koppele, the Company shall pay Koppele $5,000 eight days after the execution of this Agreement and the Release.

           6. Additional Payment. In lieu of the Company providing Koppele with
              ------------------
the services of an executive outplacement firm, the Company shall pay Koppele $22,000, subject to withholding and other applicable taxes, eight days after the execution of this Agreement and the Release.

           7. Continued Ownership of Holding Stock. The parties acknowledge that
              ------------------------------------
the Koppele Shares shall continue to be subject to the Amended and Restated Shareholders' Agreement, dated as of December 17, 1993, among Holding, Koppele and other shareholders of Holding (the "Shareholders' Agreement"), except that Koppele waives any rights he may

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

have to exercise the "Put Option" with respect to the Koppele Shares and Holding waives any rights it may have to exercise the "Call Option" with respect to the Koppele Shares.

           8. Vested Options and Unvested Options. (a) The Company waives its
              -----------------------------------
right to exercise its "Call Option" pursuant to Section 2.5 of the Shareholders' Agreement to purchase from Koppele the Vested Options and thus such Vested Options shall remain outstanding, subject to the terms thereof. Koppele waives any rights he might otherwise have had to exercise the "Put Option" with respect to the Vested Options.

           (b) The Unvested Options and all of Koppele's rights with respect thereto shall be deemed terminated upon the execution of this Agreement.

           9. Non-compete Provision.
              ---------------------

           (a) Koppele agrees that in consideration of his continued employment under the Employment and Non-Competition Agreement, dated as of December 28, 1990, by and among Koppele, Holding and the Company (the "Employment Agreement") and the Letter Agreement, and in consideration of the Company's agreement to provide Koppele with the severance and other benefits provided under this Agreement, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Koppele shall not, prior to the expiration of one year from the date the Company ceases to make payments under
Section 2 hereof, directly or indirectly, by or for himself or as the agent of another or through another as his agent, whether or not he has remained entitled to receive all of the severance benefits provided herein, (i) own any interest in (other than up to five percent of any publicly traded security), provide consulting or other services to or serve as an employee, officer or director or engage in the management or operation of any entity that directly or indirectly, owns, manages or operates, or participates in the operation of, any supermarket or other retail grocery store which is located within 20 miles of any supermarket owned or operated by Holding or any subsidiary of Holding, or (ii) solicit, induce or advise any employee to leave the employ of Holding, the Company or any of its subsidiaries. If a current employee shall leave on his/her own volition without any violation by Koppele of the undertakings hereunder, there shall be no restriction on employment of such former employee by Koppele after termination of the former employee.

           (b) In addition to all other remedies provided for hereunder, Koppele agrees that if he shall violate any of the provisions of this Section 9, the Company and Holding shall be entitled to an accounting and repayment of all profits, compensation, remuneration or other benefits that Koppele may realize arising from or related to any such violation. The parties also agree and acknowledge that the duration, scope and geographic area of the covenant not to compete described in this Section 9 are fair, reasonable and necessary in order to protect the good will and other legitimate interests of the Company and Holding, that adequate compensation has been received by Koppele for such obligations, and that these obligations do not prevent Koppele from earning a livelihood. If, however, for any reason any court determines under applicable law that the provisions in this Section 9 pertaining to duration, scope and geographic area in relation to non-competition are too broad or otherwise unreasonable, that the consideration provided for is inadequate or that Koppele has been prevented unlawfully from earning a livelihood (together, such provisions being hereinafter referred to as "Restrictions"), such Restrictions shall be interpreted, modified or rewritten, and such court is hereby requested and authorized by the parties hereto to revise the Restrictions, to include the maximum Restrictions as are valid and enforceable under applicable law.

           10. Confidential Information. (a) Koppele acknowledges and agrees
               ------------------------
that as an officer and director of the Company and Holding be has knowledge of confidential and proprietary information including, but not limited to strategic plans or data, financial statements, information concerning the business, operations or financial condition of Holding, the Company and their subsidiaries and affiliates and Wakefern Food Corporation, marketing data, customer research and data, information concerning sources of supply, pricing information and data, and trade secrets. Such information shall be referred to hereinafter as "Proprietary Information" and shall include any and all items enumerated in the preceding sentence, whether conceived or developed by others or by Koppele alone or with others, and whether or not conceived or developed during regular working hours.

           (b) Koppele acknowledges that Holding and the Company have expended significant amounts of time, effort and money in the procurement of their Proprietary Information, that Holding and the Company have taken all reasonable steps in protecting the secrecy of the Proprietary Information, that said Proprietary Information is of critical importance to Holding and the Company and that a violation of Section 10 of this Agreement would seriously and irreparably impair and damage the business of both Holding and the Company, and Koppele agrees to keep all Proprietary Information in a fiduciary capacity for the sole benefit of Holding and the Company.

           (c) Koppele acknowledges and agrees that he shall treat as confidential all Proprietary Information and Koppele represents and warrants that during his employment by the Company he has done the same. Without the prior written consent of the Company or Holding, Koppele agrees that he shall not, directly or indirectly, disclose any Proprietary Information to any party not at the time of such disclosure an officer of the Company, or remove from the Company's premises any notes or records relating thereto, copies thereof or any other property of the Company or Holding. Koppele agrees that all Proprietary Information, together with all his notes and records relating thereto and all copies thereof in his possession, are the exclusive property of the Company and Holding and that he shall promptly deliver to the Company all such information in his possession without retaining a copy thereof. Koppele agrees that he shall not in any manner use any such information or any other property of the Company or Holding in any manner not specifically directed by the Company or Holding in any way which is detrimental to the Company or Holding, as determined by the Company or Holding in its sole discretion.

           11. Injunctive Relief. In view of the irreparable harm and damage,
               -----------------
which would be incurred by Holding and the Company in the event of any violation by Koppele of any of the provisions hereof, Koppele hereby consents and agrees that in any such event, Holding and the Company, in addition to any other rights either may have, and without prejudice to any other remedies which may be available at law or in equity, shall be entitled to an injunction or similar equitable relief to be issued by any court of competent jurisdiction restraining Koppele from committing or continuing any such violation, without the necessity of proving damage, or posting any bond or other security.

           12. Mutual Release. In partial consideration for the Company's and
               --------------
Holding's obligations to Koppele hereunder and Koppele's obligations to the Company hereunder, the parties hereto shall execute and deliver the releases in the forms set forth in Exhibit A to this Agreement.

           13. Mutual Non-Disparagement: References. Koppele agrees that he will
               ------------------------------------
not disparage in any manner Holding, the Company or their respective directors, officers, stockholders, employees, representatives and attorneys, successors, subsidiaries, related corporations, and any person or entity acting for or on behalf of Holding or the Company. Each of Holding, the Company and their respective officers and directors agrees that it or he will not, and the Company will use best efforts to cause its employees to not, disparage in any manner Koppele or any person or entity acting for or on behalf of Koppele. Concurrently with the execution of this Agreement, the Company will deliver to Koppele a signed letter of reference in the form of Exhibit B hereto.

           14. Miscellaneous.
               -------------

           (a) Payments in cash made to Koppele pursuant to this Agreement shall be subject to withholding and other applicable taxes, except that payments under
Section 5 shall not be subject to withholding or other applicable taxes.

           (b) This Agreement may not be amended, modified, terminated or discharged except by a writing signed by the party against whom enforcement of such amendment, modification, termination or discharge is sought.

           (c) Any failure to exercise or delay in exercising, on the part of Koppele, the Company or Holding, any right, power or privilege under this Agreement shall not operate as a waiver thereof, and any exercise or partial exercise of any right, power or privilege hereunder shall not preclude any other right, power or privilege.

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           (d) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, successors and assigns.

           (e) This Agreement is made under, and shall be governed by and construed in accordance with, the laws of the State of New York.

           (f) This Agreement, the Shareholders' Agreement and the release provided for in Section 12 herein, constitute the entire agreement of the parties hereto regarding the subject matters contained herein and therein and shall supersede in all respects any provision of the Employment Agreement and the letter dated March 21, 1995 from David G. Bronstein to Koppele which otherwise would have governed the rights and obligations of the Company, Holding and Koppele upon the termination of Koppele's employment.

           (g) No provision of this Agreement that is deemed unenforceable shall in any way invalidate any other provision hereof, each of which shall remain in full force and effect.

           (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

           (i) The captions used herein are inserted for reference purposes only and shall not affect the interpretation or meaning of the Agreement.

           (j) Koppele acknowledges that he may have up to twenty-one (21) days to review and sign this Agreement and the attached Release and that he has seven
(7) days following his execution and delivery of this Agreement and the Release to revoke them and neither this Agreement nor the Release shall become effective and enforceable until the revocation period has expired. If Koppele determines to revoke this Agreement and the Release, he must notify the Company in writing by 5:00 p.m. on the 7th calendar day after he signs this Agreement and the Release. If Koppele revokes this Agreement or the Release, he shall forfeit all the rights and benefits provided to him hereunder.

           (k) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                     * * *

           IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         BIG V SUPERMARKETS, INC.

                                         By: /s/ Joseph V. Fisher
                                            ---------------------------

                                         BIG V HOLDING CORP. INC.

                                         By: /s/ Joseph V. Fisher
                                            ---------------------------

                                         /s/ Gary S. Koppele
                                         ------------------------------
                                         Gary S. Koppele

                                                             EXHIBIT A

                                    RELEASE
                                    -------

           Pursuant to the terms of the Agreement (the "Agreement"), dated as of June 17, 1996, between Big V Supermarkets, Inc. (the "Company"), Big V Holding Corp. ("Holding") and the undersigned, and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, Gary S. Koppele, being of lawful age, do hereby release and forever discharge the Company and Holding, and their respective directors, officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages or for any other legal or equitable relief, attorneys' fees, expenses, or other payments, which in any way relate to or arise out of my employment with the Company and Holding, the termination of such employment and the termination of my unvested options to acquire shares of Holding Common Stock, which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended. Nothing herein shall act as a waiver or act as a bar to any action to enforce the terms of the Agreement or the Shareholders' Agreement (as defined therein).

           I acknowledge that I have consulted an attorney before signing the Agreement or this release.

           I further state that I have carefully read the Agreement and this release, that I know the contents of such documents, and that I have executed the same as my own free act.

           WITNESS my hand as of the 17th day of June, 1996.

                                                       /s/ Gary S. Koppele
                                                       ------------------------
                                                       Gary S. Koppele

                                    RELEASE
                                    -------
           Pursuant to the terms of this Agreement (the "Agreement"), dated as of June 17, 1996, between Big V Supermarkets, Inc. (the "Company"), Big V Holding Corp. ("Holding") and Gary S. Koppele ("Koppele"), and in consideration of the covenants made by Koppele pursuant to the Agreement, each of the Company and Holding do hereby release and forever discharge Koppele from any and all actions, causes of action, claims, or demands for general, special or punitive damages or for any other legal or equitable relief, attorneys' fees, expenses, or other payments, which in any way relate to or arise out of his employment with the Company and Holding and the termination of such employment, which either the Company or Holding may now or hereafter have under any federal, state or local law, regulation or order. Nothing herein shall act as a waiver or act as a bar to any action to enforce the terms of the Agreement or the Shareholders' Agreement (as defined therein) or any action arising from the willful or intentional misconduct of Koppele while employed by either the Company or Holding.

           The undersigned acknowledge that they have consulted an attorney before signing the Agreement and this release.

           The undersigned further state that they have carefully read the Agreement and this release, that I know the contents of such documents, and that they have executed the same as my own free act.

           WITNESS my hand as of the 17th day of June, 1996.

                                         BIG V SUPERMARKETS, INC.

                                         By: /s/ Joseph V. Fisher
                                            -----------------------
                                            Name:
                                            Title:

                                         BIG V HOLDING CORP.

                                         By: /s/ Joseph V. Fisher
                                            -----------------------
                                            Name:
                                            Title:

                                   EXHIBIT B
                                   ---------

June 12, 1996

Dear Sir or Ms.

      This letter is to recommend [ full name ] for a position with your firm and to acknowledge his contribution as a Senior Executive with the company.

      For a decade, [ 1st name ] reported directly to me and was a valued advisor as both a Senior Vice President and Director of the Corporation. In this capacity, he played an important role in the success of Big V.

      [ -1st name ] resigned in good standing when his position was restructured and consolidated. We wish him well in his future career endeavors.


                               Very Truly Yours,



                               David Bronstein
                               Chairman of the Board